Exhibit E

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.  This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: July 12, 2012

EQT CORPORATION

	By:	/s/ Philip P. Conti
		Name:	Philip P. Conti
		Title:	Senior Vice President & Chief Financial Officer

EQT INVESTMENTS HOLDINGS, LLC

	By:	/s/ Joshua C. Miller
		Name:	Joshua C. Miller
		Title:	Vice President

EQT MIDSTREAM INVESTMENTS, LLC

	By:	EQT Investments Holdings, LLC, its sole member

	By:	/s/ Joshua C. Miller
		Name:	Joshua C. Miller
		Title:	Vice President